                                                                    EXHIBIT 3.16
                                                                    ------------

                                    BYLAWS

                                      OF

                                  MUZAK, INC.
                           (a Delaware corporation)


                                   ARTICLE I

                                    OFFICES

          SECTION 1.  Registered Office. The registered office of Muzak, Inc.
                      -----------------
(the "Corporation") in the State of Delaware shall be at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware, 19801, and its registered agent at such address shall be The Corporation Trust Company, or such other office or agent as the Board of Directors of the Corporation (the "Board") shall from time to time select.

          SECTION 2.  Other Offices.  The Corporation may also have an office or
                      -------------
offices, and keep the books and records of the Corporation, except as may otherwise be required by law, at such other place or places, either within or without the State of Delaware, as the Board may from time to time determine or the business of the Corporation may require.


                                  ARTICLE II

                           MEETINGS OF STOCKHOLDERS

          SECTION 1.  Place of Meeting.  All meetings of the stockholders of the
                      ----------------
Corporation shall be held at the office of the Corporation or at such other places, within or without the State of Delaware, as may from time to time be fixed by the Board.

          SECTION 2.  Annual Meetings.  The annual meeting of the stockholders
                      ---------------
for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year at such date and time, within or without the State of Delaware, as the Board shall determine.

          SECTION 3.  Special Meetings.  Except as otherwise required by law or
                      ----------------
the Certificate of Incorporation of the Corporation (the "Certificate"), special meetings of the stockholders for any purpose or purposes may be called by the Chairman of the Board, by a majority of the entire Board, or the stockholders by a majority vote of the voting power of all shares of capital stock then entitled to vote generally in the election of directors.

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          SECTION 4.  Notice of Meetings.  Except as otherwise provided by law,
                      ------------------
written notice of each meeting of the stockholders, whether annual or special, shall be given, either by personal delivery or by mail, not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to notice of the meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation. Each such notice shall state the place, date and hour of the meeting, and the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy without protesting, prior to or at the commencement of the meeting, the lack of proper notice to such stockholder, or who shall sign a written waiver of notice thereof, whether before or after such meeting. Notice of adjournment of a meeting of stockholders need not be given if the time and place to which it is adjourned are announced at such meeting, unless the adjournment is for more than 30 days or, after adjournment, a new record date is fixed for the adjourned meeting.

          SECTION 5.  Quorum.  Except as otherwise provided by law or by the
                      ------
Certificate, the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote generally, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the stockholders; provided, however, that in the case of any vote to be taken by classes, the holders of a majority of the votes entitled to be cast by the stockholders of a particular class shall constitute a quorum for the transaction of business by such class. When a quorum is once present it is not broken by the subsequent withdrawal of any stockholder.

          SECTION 6.  Adjournments.  The chairman of the meeting or the holders
                      ------------
of a majority of the votes entitled to be cast by the stockholders who are present in person or by proxy may adjourn the meeting from time to time whether or not a quorum is present. In the event that a quorum does not exist with respect to any vote to be taken by a particular class, the chairman of the meeting or the holders of a majority of the votes entitled to be cast by the stockholders of such class who are present in person or by proxy may adjourn the meeting with respect to the vote(s) to be taken by such class. At such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

          SECTION 7.  Order of Business.  At each meeting of the stockholders,
                      -----------------
the Chairman of the Board or, in the absence of the Chairman of the Board, such person as shall be selected by the Board shall act as chairman of the meeting. The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof, and the opening and closing of the voting polls.

          SECTION 8.  List of Stockholders.  It shall be the duty of the
                      --------------------
Secretary or other officer who has charge of the stock ledger to prepare and make, at least 10 days before each meeting

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of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in such stockholder's name. Such list shall be produced and kept available at the times and places required by law.

          SECTION 9.  Voting.  (a) Except as otherwise provided by law or by the
                      ------
Certificate, each stockholder of record of any class or series of capital stock of the Corporation shall be entitled at each meeting of stockholders to such number of votes for each share of such stock as may be fixed in the Certificate or in the resolution or resolutions adopted by the Board providing for the issuance of such stock, registered in such stockholder's name on the books of the Corporation:

               (i) on the date fixed pursuant to Section 6 of Article VII of these Bylaws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting; or

               (ii) if no such record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice of such meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

          (b) Each stockholder entitled to vote at any meeting of stockholders may authorize not in excess of three persons to act for such stockholder by proxy. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated for holding such meeting. No such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

          (c) At each meeting of the stockholders, all corporate actions to be taken by vote of the stockholders (except as otherwise required by law and except as otherwise provided in the Certificate or these Bylaws) shall be authorized by a majority of the votes cast affirmatively or negatively by the stockholders, and where a separate vote by class is required, a majority of the votes cast affirmatively or negatively by the stockholders of such class shall be the act of such class.

          (d) Unless required by law or determined by the chairman of the meeting to be advisable, the vote on any matter, including the election of directors, need not be by written ballot. In the case of a vote by written ballot, each ballot shall be signed by the stockholder voting, or by such stockholder's proxy.

          (e) Any action required or permitted to be taken at any meeting of stockholders may, except as otherwise required by law or the Certificate, be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of record of the issued and outstanding capital stock of the Corporation having a majority of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and the writing or writings are filed with the permanent records of the Corporation. Prompt notice of the taking of corporate action without

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a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

          SECTION 10. Inspectors.  The chairman of the meeting may appoint one
                      ----------
or more inspectors to act at any meeting of stockholders. If appointed, such inspectors shall perform such duties as shall be required by law and as shall be specified by the chairman of the meeting. Inspectors need not be stockholders. No director or nominee for the office of director shall be appointed such inspector.

                                  ARTICLE III

                              BOARD OF DIRECTORS

          SECTION 1.  General Powers.  The business and affairs of the
                      --------------
Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do an such lawful acts and things as are not by law or by the Certificate directed or required to be exercised or done by the stockholders.

          SECTION 2.  Number, Qualification and Election.  (a) Except as
                      ----------------------------------
otherwise fixed by or pursuant to the provisions of Article IV of the Certificate relating to the rights of the holders of any class or series of stock having preference over the common stock of the Corporation as to dividends or upon liquidation, the number of directors of the Corporation shall be determined from time to time by the Board by the affirmative vote of directors constituting at least a majority of the entire Board. The use of the phrase "entire Board" herein refers to the total number of directors which the Corporation would have if there were no vacancies.

          (b) Directors who are elected at an annual meeting of the stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until his or her successor shall be elected and qualified, subject, however, to his or her prior death, resignation, retirement or removal from office.

          (c) Each director shall be at least 18 years of age. Directors need not be stockholders of the Corporation.

          (d) In any election of directors held at a meeting of stockholders, the persons receiving a plurality of the votes cast by the stockholders entitled to vote thereon at such meeting who are present or represented by proxy, up to the number of directors to be elected in such election, shall be deemed elected.

          SECTION 3.  Quorum and Manner of Acting.  Except as otherwise provided
                      ---------------------------
by law, the Certificate or these Bylaws, a majority of the entire Board shall constitute a quorum for the transaction of business at any meeting of the Board, and, except as so provided, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the

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Board. The chairman of the meeting or a majority of the directors present may adjourn the meeting to another time and place whether or not a quorum is present. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

          SECTION 4.  Place of Meeting.  The Board may hold its meetings at such
                      ----------------
place or places within or without the State of Delaware as the Board may from time to time determine or as shall be specified or fixed in the respective notice or waivers of notice thereof.

          SECTION 5.  Regular Meetings.  Regular meetings of the Board shall be
                      ----------------
held at such times and places as the Chairman of the Board or the Board shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday under the laws of the place where the meeting is to be held, the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day.

          SECTION 6.  Special Meetings. Special meetings of the Board shall be
                      ----------------
held whenever called by the Chairman of the Board or by a majority of the directors then in office.

          SECTION 7.  Notice of Meetings.  Notice of regular meetings of the
                      ------------------
Board or of any adjourned meeting thereof need not be given. Notice of each special meeting of the Board shall be given by overnight delivery service or mailed to each director, in either case addressed to such director at such director's residence or usual place of business, at least two days before the day on which the meeting is to be held or shall be sent to such director at such place by telegraph or telecopy or be given personally or by telephone, not later than the day before the meeting is to be held, but notice need not be given to any director who shall, either before or after the meeting, submit a signed waiver of such notice or who shall attend such meeting other than for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened. Every such notice shall state the time and place but need not state the purpose of the meeting.

          SECTION 8.  Organization.  At all meetings of the Board, the Chairman,
                      ------------
if any, or if none or in the Chairman's absence or inability to act the President, or in the President's absence or inability to act any Vice-President who is a member of the Board of Directors, or in such Vice-President's absence or inability to act a chairman chosen by the directors, shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board when present, and, in the Secretary's absence, the presiding officer may appoint any person to act as secretary.

          SECTION 9.  Rules and Regulations.  The Board may adopt such rules and
                      ---------------------
regulations not inconsistent with the provisions of law, the Certificate or these Bylaws for the conduct of its meetings and management of the affairs of the Corporation as the Board may deem proper.

          SECTION 10. Participation in Meeting by Means of Communication
                      --------------------------------------------------
Equipment. Any one or more members of the Board or any committee thereof may
----------
participate in any meeting of the Board or of any such committee by means of conference telephone or similar communications

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equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

          SECTION 11. Action without Meeting.  Any action required or permitted
                      ----------------------
to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all of the members of the Board or of any such committee consent thereto in writing and the writing or writings are filed with the minutes or proceedings of the Board or of such committee.

          SECTION 12. Resignations. Any director of the Corporation may at any
                      ------------
time resign by giving written notice to the Board, the Chairman of the Board, the President or the Secretary. Such resignation shall take effect at the time specified therein or, if the time be not specified therein, upon receipt thereof; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          SECTION 13. Removal of Directors.  Any director (including all
                      --------------------
members of the Board) may be removed from office at any time, with or without cause, by the holders of a majority of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

          SECTION 14. Vacancies.  Except as otherwise required by law and
                      ---------
subject to the rights of the holders of any class or series of stock having a preference over the common stock of the Corporation as to dividends or upon liquidation, any vacancy in the Board for any reason and any newly created directorship resulting by reason of any increase in the number of directors may be filled by the Board by resolution adopted by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum (or by a sole remaining director) or by the stockholders upon the affirmative vote of a majority of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class. Any director so appointed shall hold office until the next meeting of stockholders at which directors of the class for which such director has been chosen are to be elected and until his or her successor is elected and qualified.

          SECTION 15. Compensation.  Each director, in consideration of such
                      ------------
person serving as a director, shall be entitled to receive from the Corporation such amount per annum and such fees for attendance at meetings of the Board or of committees of the Board, or both, as the Board shall from time to time determine. In addition, each director shall be entitled to receive from the Corporation reimbursement for the reasonable expenses incurred by such person in connection with the performance of such person's duties as a director. Nothing contained in this Section 15 of this Article III shall preclude any director from serving the Corporation or any of its subsidiaries in any other capacity and receiving proper compensation therefor.

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                                  ARTICLE IV

                     COMMITTEES OF THE BOARD OF DIRECTORS

          SECTION 1.  Establishment of Committees of the Board of Directors;
                      ------------------------------------------------------
Election of Members of Committees of the Board of Directors; Functions of
-------------------------------------------------------------------------
Committees of the Board of Directors.  The Board may, in accordance with and
------------------------------------
subject to the Delaware General Corporation Law ("DGCL"), from time to time establish committees of the Board to exercise such powers and authorities of the Board, and to perform such other functions, as the Board may from time to time determine.

          SECTION 2.  Procedure; Meetings, Quorum. Regular meetings of
                      ---------------------------
committees of the Board, of which no notice shall be necessary, may be held at such times and places as shall be fixed by resolution adopted by a majority of the members thereof. Special meetings of any committee of the Board shall be called at the request of a majority of the members thereof. Notice of each special meeting of any committee of the Board shall be given by overnight delivery service or mailed to each member, in either case addressed to such member at such member's residence or normal place of business, at least two days before the day on which the meeting is to be held or shall be sent to such members at such place by telegraph or telecopy or be given personally or by telephone, not later than the day before the meeting is to be held, but notice need not be given to any member who shall, either before or after the meeting, submit a signed waiver of such notice or who shall attend such meeting other than for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened. Any special meeting of any committee of the Board shall be a legal meeting without any notice thereof having been given, if all the members thereof shall be present thereat. Notice of any adjourned meeting of any committee of the Board need not be given. Any committee of the Board may adopt such rules and regulations not inconsistent with the provisions of law, the Certificate or these Bylaws for the conduct of its meetings as such committee of the Board may deem proper. A majority of the members of any committee of the Board shall constitute a quorum for the transaction of business at any meeting, and the vote of a majority of the members thereof present at any meeting at which a quorum is present shall be the act of such committee. Each committee of the Board shall keep written minutes of its proceedings and shall report on such proceedings to the Board.

          SECTION 3.  Action by Written Consent.  Any action required or
                      -------------------------
permitted to be taken at any meeting of any committee of the Board may be taken without a meeting if all the members of the committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the committee.

          SECTION 4.  Term; Termination.  In the event any person shall cease to
                      -----------------
be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any committee appointed by the Board.

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                                   ARTICLE V

                                   OFFICERS

          SECTION 1.  Number; Term of Office.  The Board shall elect the
                      ----------------------
officers of the Corporation, which shall include a President and a Secretary, and may include, by election or appointment, one of more Vice-Presidents (any one or more of whom may be given an additional designation of rank, such as "Executive Vice-President" or "Senior Vice-President," or function), a Treasurer and such Assistant Secretaries, such Assistant Treasurers and such other officers as the Board may from time to time deem proper. Each officer shall have such powers and duties as may be prescribed by these Bylaws and as may be assigned by the Board or the President. Any two or more offices may be held by the same person except the offices of President and Secretary; provided, however, that no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Certificate or these Bylaws to be executed, acknowledged or verified by two or more officers. The Board may from time to time authorize any officer to appoint and remove any such other officers and agents and to prescribe their powers and duties. The Board may require any officer or agent to give security for the faithful performance of such person's duties.

          SECTION 2.  Term of Office; Removal; Remuneration.  Each officer shall
                      -------------------------------------
hold office for such term as may be prescribed by the Board and until such person's successor shall have been chosen and shall qualify, or until such person's death or resignation, or until such person's removal in the manner hereinafter provided. Any officer may be removed, either with or without cause, by the Board.

          SECTION 3.  Resignation.  Any officer may resign at any time by
                      -----------
giving notice to the Board, the President or the Secretary. Any such resignation shall take effect at the date of receipt of such notice or at any later date specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          SECTION 4.  Vacancies.  A vacancy in any office because of death,
                      ---------
resignation, removal or any other cause may be filled for the unexpired portion of the term by the Board.

          SECTION 5.  Chairman of the Board, Powers and Duties.  The Chairman of
                      ----------------------------------------
the Board, subject to the control of the Board, shall preside at all meetings of the stockholders and the Board. Any document may be signed by the Chairman of the Board or any other person who may be thereunto authorized by the Board or the Chairman of the Board. The Chairman of the Board may appoint such assistant officers as are deemed necessary.

          SECTION 6.  President, Chief Executive Officer: Executive Vice
                      --------------------------------------------------
Presidents, Senior Vice Presidents and Vice Presidents; Powers and Duties.  The
-------------------------------------------------------------------------
President shall be the chief executive officer of the Corporation and shall have such duties as customarily pertain to that office. The President shall have general management and supervision of the property, business and affairs of the Corporation and over its other officers; may appoint and remove assistant officers and other agents and employees. The President and each Executive Vice President, each Senior Vice President, and each Vice President shall have such powers and perform such duties as may be assigned by the Board or the President. The Board may elect one or more persons to be the President and/or Chief Executive Officer of a division or business unit of the Corporation.

          SECTION 7.  Secretary and Assistant Secretary; Powers and Duties.  The
                      ----------------------------------------------------
Secretary shall attend all meetings of the stockholders and the Board and shall keep the minutes for such meetings in one or more books provided for that purpose. The Secretary shall be custodian of the corporate records, except those required to be in the custody of the Treasurer or the Controller, shall keep the seal of the Corporation, and shall perform all of the duties incident to the office of Secretary, as well as such other duties as may be assigned by the Chairman of the Board or the Board.

          The Assistant Secretaries shall perform such of the Secretary's duties as the Secretary shall from time to time direct. In case of the absence or disability of the Secretary or a vacancy in the office, an Assistant Secretary designated by the Chairman of the Board or by the Secretary, if the office is not vacant, shall perform the duties of the Secretary.

          SECTION 8.  Chief Financial Officer; Powers and Duties. The Chief
                      ------------------------------------------
Financial Officer shall be responsible for maintaining the financial integrity of the Corporation, shall prepare the financial plans for the Corporation, and shall monitor the financial performance of the Corporation and its subsidiaries, as well as performing such other duties as may be assigned by the Chairman of the Board or the Board.

          SECTION 9.  Treasurer and Assistant Treasurers; Powers and Duties.
                      -----------------------------------------------------
The Treasurer shall have care and custody of the funds and securities of the Corporation, shall deposit such funds in the name and to the credit of the Corporation with such depositories as the Treasurer shall approve, shall disburse the funds of the Corporation for proper expenses and dividends, and as may be ordered by the Board, taking proper vouchers for such disbursements. The Treasurer shall perform all of the duties incident to the office of Treasurer, as well as such other duties as may be assigned by the Board or the President.

          The Assistant Treasurers shall perform such of the Treasurer's duties as the Treasurer shall from time to time direct. In case of the absence or disability of the Treasurer or a vacancy in the office, an Assistant Treasurer designated by the President or by the Treasurer, if the office is not vacant, shall perform the duties of the Treasurer.

          SECTION 10.  Controller and Assistant Controllers; Powers and Duties.
                       -------------------------------------------------------
The Controller shall be the chief accounting officer of the Corporation and shall keep and maintain in good and lawful order all accounts required by law and shall have sole control over, and ultimate responsibility for, the accounts and accounting methods of the Corporation and the compliance of the Corporation with all systems of accounts and accounting regulations prescribed by law. The Controller shall audit, to such extent and at such times as may be required by law or as the Controller may think necessary, all accounts and records of corporate funds or property, by whomsoever kept, and for such purposes shall have access to all such accounts and records. The Controller shall make and sign all necessary and proper accounting statements and financial reports of the Corporation, and shall perform all of the duties incident to the office of Controller, as well as such other duties as may be assigned by the President or the Board.

          The Assistant Controllers shall perform such of the Controller's duties as the Controller shall from time to time direct. In case of the absence or disability of the Controller or a vacancy in the office, an Assistant Controller designated by the President or the Controller, if the office is not vacant, shall perform the duties of the Controller.

          SECTION 11.  Salaries.  The salaries of all officers of the
                       --------
Corporation shall be fixed by the Board, or an authorized committee thereof, or in such manner as the Board, or any authorized committee thereof, shall provide. No officer shall be disqualified from receiving a salary by reason of also being a director of the Corporation.


                                  ARTICLE VI

                                INDEMNIFICATION

          SECTION 1.  Right to Indemnification.  Each person who was or is made
                      ------------------------
a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact (a) that he or she is or was a director or officer of the corporation, or
(b) that he or she, being at the time a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, member, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (collectively, "another enterprise" or "other enterprise"), shall be indemnified and held harmless by the corporation to the fullest extent permitted under the DGCL as the same exists or may hereafter be amended, against all expense, liability and loss (including, without limitation, attorneys' and other professionals' fees and expenses, claims, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith ("Losses"). Without diminishing the scope of indemnification provided by this
Section 1, such persons shall also be entitled to the further rights set forth below.

          SECTION 2.  Actions, Suits Or Proceedings Other Than Those By Or In
                      -------------------------------------------------------
The Right Of The Corporation. Subject to the terms and conditions of this
----------------------------
Article, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer or employee of the corporation, or, being at the time a director, officer or employee of the corporation, is or was serving at the request of the corporation as a director, officer, member, employee, fiduciary or agent of another enterprise, against all Losses, actually and reasonably incurred or suffered by such person in connection with such Proceeding if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent,
                                          ---------------
shall not, of itself, create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was unlawful.

          SECTION 3.  Actions, Suits Or Proceedings By Or In The Right Of The
                      -------------------------------------------------------
Corporation. Subject to the terms and conditions of this Article, the
-----------
corporation shall indemnify any person who was or is a party or is threatened to be made a party to any Proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer or employee of the corporation, or being at the time a director, officer or employee of the corporation, is or was serving at the request of the corporation as a director, officer, member, employee, fiduciary or agent of another enterprise against all Losses actually and reasonably incurred or suffered by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          SECTION 4.  Authorization of Indemnification. Any indemnification
                      --------------------------------
under this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of a person is proper in the circumstances because such person has met the applicable standard of conduct required by Section 1 or set forth in
Section 2 or 3 of this Article, as the case may be. Such determination shall be made in a reasonably prompt manner (i) by the Board of Directors by a majority vote of directors who were not parties to such action, suit or proceeding, whether or not they constitute a quorum of the Board of Directors, (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, (iii) by the stockholders or (iv) as the DGCL may otherwise permit. To the extent, however, that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' and other professionals' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

          SECTION 5.  Good Faith Defined. For purposes of any determination
                      ------------------
under Section 4 of this Article, a person shall be deemed to have acted in good faith if the action is based on (a) the records or books of account of the corporation or another enterprise, or on information supplied to such person by the officers of the corporation or another enterprise in the course of their duties or on (b) the advice of legal counsel for the corporation or another enterprise, or on information or records given or reports made to the corporation or another enterprise by an independent certified public accountant, independent financial adviser, appraiser or other expert selected with reasonable care by the corporation or the other enterprise. The provisions of this Section 5 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct.

          SECTION 6.  Proceedings Initiated by Indemnified Persons.
                      --------------------------------------------
Notwithstanding any provisions of this Article to the contrary, the corporation shall not indemnify any person or make advance payments in respect of Losses to any person pursuant to this Article in connection with any Proceeding (or portion thereof) initiated against the corporation by such person unless such Proceeding (or portion thereof) is authorized by the Board of Directors or its designee; provided, however, that this prohibition shall not apply to a counterclaim, cross-claim or third-party claim brought in any Proceeding or to any claims provided for in Section 7 of this Article.

          SECTION 7.  Indemnification By A Court.  Notwithstanding any contrary
                      --------------------------
determination in the specific case under Section 4 of this Article, and notwithstanding the absence of any determination thereunder, any director, officer or employee may apply to any court of competent jurisdiction for indemnification to the extent otherwise permissible under Section 1, 2 or 3 of this Article. Notice of any application for indemnification pursuant to this
Section 7 shall be given to the corporation promptly upon the filing of such application.

          SECTION 8.  Losses Payable In Advance.  Losses reasonably incurred by
                      -------------------------
an officer or director in defending any threatened or pending Proceeding shall be paid by the corporation in advance of the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall, ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Article. Losses shall be reasonably documented by the officer or director and required payments shall be made promptly by the corporation. Losses incurred by other employees may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

          SECTION 9.  Non-exclusivity and Survival of Indemnification.  The
                      -----------------------------------------------
indemnification and advancement of expenses provided by or granted pursuant to this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any bylaw, agreement, contract, vote of stockholders or of disinterested directors, or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise. The provisions of this Article shall not be deemed to preclude the indemnification of any person who is not specified in Section 1, 2 or 3 of this Article but whom the corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise. The rights conferred by this Article shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of such person and the heirs, executors, administrators and other comparable legal representatives of such person. The rights conferred in this Article shall be enforceable as contract rights, and shall continue to exist after any rescission or restrictive modification hereof with respect to events occurring prior thereto. No rights are conferred in this Article for the benefit of any person (including, without limitation, officers, directors and employees of subsidiaries of the corporation) in any capacity other than as explicitly set forth herein.

          SECTION 10. Meaning of certain terms in connection with Employee
                      ----------------------------------------------------
Benefit Plans, etc.  For purposes of this Article, references to "fines" shall
-------------------
include any excise taxes assessed on a person with respect to an employee benefit plan; references to "serving at the request of the corporation" shall include any service as a director, officer or employee of the corporation which imposes duties on, or involves services by, such director, officer or employee, with respect to an employee benefit plan, its participants or beneficiaries; and a person who has acted in good faith and in a manner reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article.

          SECTION 11. Insurance.  The corporation may, but shall not be
                      ---------
required to, purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the corporation, or is or was serving at the request of the corporation as a director, officer, member, employee, fiduciary or agent of another against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article.

          SECTION 12. Severability.  If any provision or provisions of this
                      ------------
Article VI shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article VI (including, without limitation, all portions of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VI (including, without limitation, all portions of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.


                                  ARTICLE VII

                                 CAPITAL STOCK

          SECTION 1.  Share Ownership.  (a) Holders of shares of stock of each
                      ---------------
class of the Corporation shall be recorded on the books of the Corporation and ownership of such stock shall be evidenced by a certificate or other form as shall be approved by the Board. Certificates representing shares of stock of each class shall be signed by, or in the name of, the Corporation by the Chairman or Vice-Chairman of the Board, or the President or any Vice President and by the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer of the Corporation, and sealed with the seal of the Corporation, which may be a facsimile thereof. Any or all such signatures and the signatures of any transfer agent or registrar may be facsimiles. Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, the certificate may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue.

          (b) The stock ledger and blank share certificates shall be kept by the Secretary or by a transfer agent or by a registrar or by any officer or agent designated by the Board.

          SECTION 2.  Transfer of Shares.  Transfers of shares of stock of each
                      ------------------
class of the Corporation shall be made only on the books of the Corporation by the holder thereof, or by such holder's attorney thereunto, authorized by a power of attorney duly executed and filed with the Secretary or a transfer agent for such stock, if any, and on surrender of the certificate or certificates, if any, for such shares properly endorsed or accompanied by a duly executed stock transfer power (or by proper evidence of succession, assignment or authority to transfer) and the payment of any taxes thereon; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer. The person in whose name shares are registered on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided, however, that whenever any transfer of shares shall be made for collateral security and not absolutely, and written notice thereof shall be given to the Secretary or to such transfer agent, such fact shall be stated in the entry of the transfer. No transfer of shares shall be valid as against the Corporation, its stockholders and creditors for any purpose, until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

          SECTION 3.  Registered Stockholders and Addresses of Stockholders.
                      -----------------------------------------------------
(a) The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends and to vote as such owner, and shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by applicable law.

          (b) Each stockholder shall designate to the Secretary or transfer agent of the Corporation an address at which notices of meetings and all other corporate notices may be delivered or mailed to such person, and, if any stockholder shall fail to designate such address, corporate notices may be delivered to such person by mail directed to such person at such person's post office address, if any, as the same appears on the stock record books of the Corporation or at such person's last known post office address.

          SECTION 4.  Lost, Stolen, Destroyed and Mutilated Certificates.  The
                      --------------------------------------------------
Corporation may issue to any holder of shares of stock the certificate for which has been lost, stolen, destroyed or mutilated a new certificate or certificates for shares, upon the surrender of the mutilated certificate or, in the case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction. The Board, or a committee designated thereby, or the transfer agents and registrars for the stock, may, in their discretion, require the owner of the lost, stolen or destroyed certificate, or such person's legal representative, to give the Corporation a bond in such sum and with such surety or sureties as they may direct to indemnify the Corporation and said transfer agents and registrars against any claim that may be made on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

          SECTION 5.  Regulations.  The Board may make such additional rules and
                      -----------
regulations as it may deem expedient concerning the issue and transfer of certificates representing shares of stock of each class of the Corporation and may make such rules and take such action as it may deem expedient concerning the issue of certificates in lieu of certificates claimed to have been lost, destroyed, stolen or mutilated.

          SECTION 6.  Fixing Date for Determination of Stockholders of Record.
                      -------------------------------------------------------
(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment or any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

          (b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board to fix a record date. The Board shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the board adopts the resolution taking such prior action.

          SECTION 7.  Transfer Agents and Registrars.  The Board may appoint, or
                      ------------------------------
authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

                                 ARTICLE VIII

                                   DIVIDENDS

          Subject always to the provisions of law and the Certificate, the Board shall have full power to determine whether any, and, if any, what part of any, funds legally available for the payment of dividends shall be declared as dividends and paid to stockholders; the division of the whole or any part of such funds of the Corporation shall rest wholly within the lawful discretion of the Board, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the stockholders as dividends or otherwise; and before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for a reserve or maintaining any property of the Corporation, or for such other purpose as the Board shall think conducive to the interest of the Corporation, and the Board may modify or abolish any such reserve in the manner in which it was created.


                                  ARTICLE IX

                                CORPORATE SEAL

          The Board shall provide a corporate seal which shall have inscribed thereon the name of the Corporation and the year of its incorporation, and shall be in such form and contain such other words and/or figures as the Board shall determine. The corporate seal may be used by printing, engraving, lithographing, stamping or otherwise making, placing or affixing, or causing to be printed, engraved, lithographed, stamped or otherwise made, placed or affixed, upon any paper or document, by any process whatsoever, an impression, facsimile or other reproduction of said corporate seal.


                                   ARTICLE X

                                  FISCAL YEAR

          The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board. Unless otherwise fixed by the Board, the fiscal year of the Corporation shall be the calendar year.

                                  ARTICLE XI

                               WAIVER OF NOTICE

          Whenever notice is required to be given by these Bylaws or by the Certificate of Incorporation or by law, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.


                                  ARTICLE XII

                    BANK ACCOUNTS, DRAFTS, CONTRACTS, ETC.

          SECTION 1.  Bank Accounts and Drafts.  In addition to such bank
                      ------------------------
accounts as may be authorized by the Board, the Chief Financial Officer or any person designated by the Chief Financial Officer, whether or not an employee of the Corporation, may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as he may deem necessary or appropriate, payments from such bank accounts to be made upon and according to the check of the Corporation in accordance with the written instructions of the Treasurer, or other person so designated by the Treasurer.

          SECTION 2.  Contracts.  The Board may authorize any person or persons,
                      ---------
in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

          SECTION 3.  Proxies; Powers of Attorney; Other Instruments.  The
                      ----------------------------------------------
Chairman, the President or any other person designated by either of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the rights and powers incident to the ownership of stock by the Corporation. The Chairman, the President or any other person authorized by proxy or power of attorney executed and delivered by either of them on behalf of the Corporation may attend and vote at any meeting of stockholders of any company in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board, from time to time, may confer like powers upon any other person.

          SECTION 4.  Financial Reports.  The Board may appoint the primary
                      -----------------
financial officer or other fiscal officer and/or the Secretary or any other officer to cause to be prepared and furnished to stockholders entitled thereto any special financial notice and/or financial statement, as the case may be, which may be required by any provision of law.

                                 ARTICLE XIII

                                  AMENDMENTS

          The Board shall have the power to adopt, amend or repeal these Bylaws by the affirmative vote of at least a majority of the members then in office and the stockholders shall have the power to adopt, amend or repeal these Bylaws upon the affirmative vote of the holders of a majority of the voting power of all shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting as a single class (notwithstanding the fact that approval by a lesser percentage may be permitted by the DGCL).

                  CONSENT TO APPOINTMENT AS REGISTERED AGENT

     I, Louisa Barash, hereby consent to serve as registered agent in the State of Washington for MLP ENVIRONMENTAL MUSIC, LLC, a Washington limited liability company. I understand that as agent for the limited liability company, it will be any responsibility to accept service of process on behalf of the limited liability company; to forward license renewals and other mail to the limited liability company; and to immediately notify the Secretary of State in the event of my resignation or of any changes in the registered office address of the limited liability company.

     DATED as of:  December 23, 1998.



                                    /s/ Louisa Barash
                                    ----------------------------------------
                                    Louisa Barash



Address of Registered Agent:

701 Fifth Avenue, Suite 6100
----------------------------
Seattle, WA  98104
------------------

     IN WITNESS WHEREOF, the undersigned, have executed this Amended and Restated Limited Liability Company Agreement as of the date first written above.


                                        MEM HOLDINGS, LLC


                                        By: /s/ Royce Yudkoff
                                            -----------------------------------
                                            Name:  Royce Yudkoff
                                            Title: President

                                        /s/ Joseph Koff
                                        ---------------------------------------
                                        Joseph Koff

                                        /s/ David Unger
                                        ---------------------------------------
                                        David Unger

                                        /s/ William Boyd
                                        ---------------------------------------
                                        William Boyd


                                        MUSIC HOLDINGS CORP.


                                        By:  /s/ William Boyd
                                             -----------------------------------
                                             Name:  William Boyd
                                             Title: Chief Executive Officer


                                        CAPSTAR BROADCASTING CORPORATION


                                        By: /s/ Kathy Archer
                                            -----------------------------------
                                            Name:  Kathy Archer
                                            Title: Vice President